Exhibit 99.1

September 29, 2009

News Release

Source:  EnXnet, Inc.

Passive Resonant Reflector Patent Received by EnXnet, Inc.

Tulsa, OK, September 29, 2009, EnXnet, Inc., (OTCBB Symbol: EXNT) (German WKN# A0HMDW) is pleased to announce that EnXnet, Inc. has received the Passive Resonant Reflector patent.

Mark Pempsell, co-inventor, said, “I am very pleased that EnXnet now has the ability to pursue additional marketing avenues in regard to the Electronic Article Surveillance Systems (EAS).  The Passive Resonant Reflector was initially designed to reflect a frequency and its resonant frequency at the precise levels it detected and transmit back to a receiving station.  These (EAS) tag systems are found in all stores that are equipped with security tags.”

This release may include forward-looking statements from the company that may or may not materialize.  Additional information on factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

EnXnet Inc., Tulsa
Ryan Corley, 918-592-0015
Fax:  918-592-0016
investor@enxnet.com
www.enxnet.com
or
For Investor Relations:
Integrated Capital Partners, Inc.
Phone:  908-204-0004
www.stockreportcard.com